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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 2000



                            METHODE ELECTRONICS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-02816                   36-2090085
          --------                    ---------                   ----------
       (State or other               (Commission              (I.R.S. Employer
jurisdiction of incorporation)       File Number)           Identification No.)

         7401 West Wilson Avenue
         Harwood Heights, Illinois                          60706
         -------------------------                          -----
  (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (708) 867-9600


                             7444 West Wilson Avenue
                         Harwood Heights, Illinois 60656
                         -------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  Other Events

         On June 23, 2000, the Board of Directors of Methode Electronics, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A Common Stock, par value $0.50 per share and Class B Common Stock, par value $.50 per share (the "Class B Common Shares" and, together with the Class A Common Shares, the "Common Shares") of the Company. The dividend is payable on June 30, 2000 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $100.00 per share (the "Preferred Shares"), of the Company, at a price of $400.00 per one ten- thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Common Shares of the Company then outstanding, or (ii) 10 business days (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe


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for or purchase Preferred Shares at a price, or securities convertible into
Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above) or (iv) upon the distribution of shares of stock of any subsidiary of the Company to the holders of the outstanding Common Shares.

         The number of outstanding Rights and the number of one ten-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. The holders of Preferred Shares shall be entitled to receive when as and if declared by the Company's Board of Directors out of funds legally available for the purpose, a quarterly dividend payment in an amount per share, subject to adjustment, equal to 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Class A Common Shares, declared on the Class A Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive an aggregate amount per share, subject to adjustment, equal to 10,000 times the aggregate payment made per Class A Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Class A Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Class A Common Share.

         From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

         In the event that, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any


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Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of Class A Common Shares having a market value of two times the exercise price of the Right. If the Company does not have sufficient Class A Common Shares to satisfy such obligation to issue Class A Common Shares, or if the Company's Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Class A Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Class A Common Shares (to the extent available) and cash equal in value to the difference between the value of the Class A Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Company's Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Class A Common Shares to permit the issuance of Class A Common Shares upon the exercise in full of the Rights.

         At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Person or group which have become null and void), in whole or in part, at an exchange ratio of one Class A Common Share per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Company's Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.


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         A copy of the Agreement is available free of charge from the Company.
This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.

ITEM 7.   Financial Statements and Exhibits

(c)          Exhibits

             99.1     Press Release dated June 23, 2000.

             99.2 Rights Agreement, dated as of June 23, 2000, between Methode Electronics, Inc. and ChaseMellon Shareholder Services, L.L.C., which includes: as Exhibit A thereto, the Certificate of Designation of Series A Junior Participating Preferred Stock; as Exhibit B thereto, the Form of Right Certificate; as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares.

             99.3 Certificate of Designation of Series A Junior Participating Preferred Stock, included as Exhibit A to
                      Exhibit 99.2.

             99.4     Form of Right Certificate, included as Exhibit B to
                      Exhibit 99.2.

             99.5 Summary of Rights to Purchase Preferred Shares, included as Exhibit C to Exhibit 99.2.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     METHODE ELECTRONICS, INC.
                                     -------------------------
                                           (Registrant)


July 7, 2000                         /s/ Kevin J. Hayes
------------                         ---------------------------------------
   (Date)                            Kevin J. Hayes, Chief Financial Officer
                                                (Signature)


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                                  EXHIBIT INDEX


Exhibit No.
-----------

Exhibit 99.1      Press Release dated June 23, 2000.

Exhibit 99.2      Rights Agreement, dated as of June 23, 2000, between Methode
                  Electronics, Inc. and ChaseMellon Shareholder Services,
                  L.L.C., which includes: as Exhibit A thereto, the Certificate of Designation of Series A Junior Participating Preferred
                  Stock; as Exhibit B thereto, the Form of Right Certificate; as
                  Exhibit C thereto, the Summary of Rights to Purchase Preferred
                  Shares.

Exhibit 99.3      Certificate of Designation of Series A Junior Participating
                  Preferred Stock, included as Exhibit A to Exhibit 99.2.

Exhibit 99.4      Form of Right Certificate, included as Exhibit B to Exhibit
                  99.2.

Exhibit 99.5      Summary of Rights to Purchase Preferred Shares, included as
                  Exhibit C to Exhibit 99.2.


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